                         MASTER HIRE PURCHASE AGREEMENT



DATED:  16TH DECEMBER 1999



BETWEEN:-



(1) IGE MEDICAL SYSTEMS LIMITED, ("THE OWNER") of Coolidge House, 352 Buckingham Avenue, Slough, Berkshire SL1 4ER.

(2) MOBILE P.E.T. LEASING LIMITED, ("THE HIRER") whose registered office is at 21 St. Thomas Street, Bristol, England





WHEREAS the Hirer wishes to hire from the Owner on hire purchase terms the equipment ("Equipment", which expression includes each part thereof and all replacements, additions and accessories thereto) described in each schedule ("Schedule") now or hereafter entered into pursuant hereto by the Hirer and the Owner, and references to this Agreement shall include each Schedule.


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IT IS AGREED as follows:-

1.       ACQUISITION, DELIVERY AND ACCEPTANCE OF THE EQUIPMENT

1.01 This Agreement shall be effective as from the date on which it is executed by the parties hereto PROVIDED HOWEVER THAT the obligation of the Owner to hire any Equipment acquired by it to the Hirer hereunder shall be subject to receipt by the Owner prior to the Cut-Off Date (as specified in the Schedule relating to such Equipment) of the following each in form and substance satisfactory to the Owner; (i) a Schedule and a certificate of acceptance ("Certificate of Acceptance") relating to such Equipment; (ii) a certified copy of the resolution of the Hirer's Board of Directors authorizing this Agreement and all documents (including the Schedule) relating thereto; (iii) evidence of insurance pursuant to Clause 5.03; and
     (iv) such other documents as the Owner may require.

1.02 The Hirer shall be responsible for the delivery and installation (if applicable) of the Equipment at the site (if any) specified in the Schedule (the "Location") and shall indemnify the Owner on demand against any transportation, delivery and installation costs. Upon the date of execution of the Certificate of Acceptance ("Acceptance Date"), the Equipment referred to therein shall be deemed delivered to and unconditionally accepted by, the Hirer from the Owner and shall be conclusive evidence that the Hirer has examined such Equipment and found it to be complete, in good order and condition, of merchantable quality, fit for any purpose for which it may be intended or required and in every way satisfactory.

2.   HIRING AND PERIOD OF HIRE

2.01 This Agreement and each Schedule when taken together shall have effect as a separate contract ("Hire Agreement") between the Hirer and the Owner in relation to Equipment comprised in such Schedule.

2.02 As and from the Acceptance Date, the Owner agrees to hire and the Hirer agrees to take on hire the Equipment, upon the terms and conditions contained herein and in the Schedule relating to such Equipment, for the period specified in such Schedule ("Hire Period"). This Agreement shall not be extended or cancelled except pursuant to its express terms.

3.   RENTALS AND PAYMENTS

3.01 The Hirer shall throughout the Hire Period pay to the Owner, without demand, the rentals ("Rentals") in the amounts and at the times as set out in the Schedule. Rentals payable in advance shall not be returnable in the event of termination of the hiring of the Equipment for whatever reason.

3.02 All payments to be made by the Hirer to the Owner hereunder shall be made in immediately available funds on the due date (PROVIDED THAT if payment falls due on a day which is not a Working Day, payment shall be made on the preceding Working Day) and paid to the Owner as specified in the Schedule or as the Owner may from time to time direct.

3.03 All Rentals and other payments to be made under this Agreement are calculated without regard to VAT and the Hirer shall, in addition to such Rentals and other payments, pay to the Owner, on demand, such VAT as is required from time to time by law to be paid.

3.04 If any payment due from the Hirer to the Owner hereunder is not paid on the due date or if the Owner shall make any payment under the powers herein conferred on the Owner, the Hirer shall, without prejudice to the Owner's other rights and remedies, pay on demand interest thereon at the Overdue Rate (as well after as before judgement or decree) from and including such due date or the date of payment by the Owner, as the case may be, to the date of actual payment or reimbursement to the Owner. "Overdue Rate" means the rate of 5% per annum over Barclays Bank PLC Base Rate from time to time calculated on a daily basis and compounded quarterly.

3.05 All payments due under this Agreement from the Hirer shall be made without any deduction, set-off, counterclaim or withholding whatsoever. If under applicable law the Hirer is required to make any deduction or withholding, the Hirer shall increase the payments to the Owner so that the net amount received by the Owner after any deduction or withholding shall be equal to the full amount which the Owner would have been paid had payment not been made subject to any deduction or withholding.

4.   EXCLUSION OF OWNERS LIABILITY AND BENEFIT OF WARRANTIES

4.01 The Hirer has selected the Equipment relying solely on its own judgement and skill. No condition or warranty of any kind whatsoever (express or implied) has been or is given or made by the Owner, its servants or agents in relation to the Equipment. All conditions and warranties (express or implied and whether statutory, collateral hereto or otherwise) as to the age, description, state, condition, design, construction, use or merchantability of the Equipment or its fitness or suitability for any particular purpose are hereby expressly excluded. No person not in the actual employ of the Owner is or is to be deemed to be the agent, or entitled to act on behalf, of the Owner for any purpose.

4.02 The Owner shall not be liable to the Hirer (in contract or tort or otherwise) for any loss, liability, damage or expense of any kind arising directly or indirectly in connection with the Equipment, its condition or any defect therein or from any action or omission (negligent or otherwise) of the Owner, its servants or agents PROVIDED THAT nothing herein shall exclude any liability of the Owner for death or personal injury caused by the Owner's negligence to the extent that such exclusion is prohibited by statute. The Owner shall not be obliged to supply any replacement for the Equipment or any part thereof in the event of it being defective, unusable, lost, damaged or otherwise unfit or unavailable for any period and the Hirer shall not be entitled to any remission of Rentals or any other sum in respect of any such period.

4.03 The Owner shall not be liable (i) if the Hirer fails to comply with technical standards and regulations in force, and/or user or general maintenance manuals in relation to the Equipment; or (ii) for any failure to use or process dates, in particular if the Hirer fails to install upgrades or take other action which the Owner may recommend so that IGE Medical Systems Equipment properly functions using dates; or (iii) for any malfunction which results from any item(s) failing to use or process correctly dates or front design or manufacturing defects in any item(s); or
     (iv) if the Hirer uses the Equipment in improper environmental conditions or makes any modification to the Equipment so that it no longer conforms to regulatory standards. In all such cases, the Owner shall not be directly or indirectly liable for any damage to the Equipment itself or to property or for any bodily injury or environmental damage, (unless such damage or injury arises from the negligence or wilful misconduct of Owner, its employees, agents or sub-contractors) and the Hirer shall fully and promptly indemnify the Owner in respect thereof and in respect of other claims, demands, losses, damages and liabilities asserted by any person against the Owner relating to the design, manufacture, condition, use, possession, operation, delivery or removal of the Equipment (save for any claim against the Owner for death or personal injury resulting from the negligence of Owner). This obligation to indemnify shall survive the termination or expiration of this Agreement (however caused).

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

4.04 The Owner warrants that the Equipment and Software, at the time of delivery are not subject to any valid patent or copyright infringement claim, the Owner will defend or settle any suit against Hirer to the extent it is based on an infringement claim which would be in breach of this warranty.

5.     INSURANCE

5.01 The Hirer shall, at its own expense, from the Acceptance Date until the Equipment is returned to the Owner, sold to the Hirer pursuant to Clause 13 or otherwise sold or disposed of, maintain insurance: (i) of the Equipment, in respect of loss or damage howsoever occurring in an amount at least equal to the higher of its full market replacement value from time to time (in each case on an agreed value basis), against all risks, noting the Owner's interest on the policy and naming the Owner as loss payee in respect of any Casualty (as hereinafter defined) and any other loss or damage in excess of L10,000 per occurrence; (ii) in favour of the Owner and each member of the group of companies of which the Owner is a member ("the Owner's Group"), against all third party liability risks arising out of or in connection with the Equipment, in an amount as the Owner shall approve and naming the Owner and each member of the Owner's Group as an additional insured; and (iii) against such other or further risks as may be required by status, regulation or order.

5.02 All insurance shall be in a form and with insurers approval by the Owner and shall; (i) provide that the Owner shall be given 30 days prior notice of any cancellation, amendment, non-renewal or non-payment of premium; (ii) provide that the Owner's and such members interests shall not be invalidated by any act or omission or breach of warranty of the Hirer or its servants or agents; and (iii) provide a waiver by insurers of any right of subrogation against the Owner and of any right of contribution from any other insurance carried by the Owner.

5.03 The Hirer shall on the Acceptance Date and upon each renewal (and at such other times as the Owner may request) produce to the Owner each policy of insurance together with written evidence of payment of premiums.

5.04 The Hirer shall not do or omit to do anything which is contrary to the terms of any such policy of insurance or which might entitle the insurers to cancel such policy or reduce or avoid any liability thereunder.

5.05 The Hirer shall notify the Owner in writing forthwith of any occurrence which shall or may give rise to a claim under any policy of insurance and shall not agree to any settlement of any such claim without the prior consent of the Owner. Any costs incurred by the Owner in connection with the adjustment or collection of insurance proceeds shall be borne by the Hirer.

6.     DESTRUCTION AND DAMAGE

6.01 If any unit of Equipment shall become lost, stolen, confiscated, requisitioned, destroyed or damaged beyond repair (such a "Casualty"), then the Hirer shall promptly and fully notify the Owner in writing thereof. On the next date for payment of Rental in respect of such Equipment following such Casualty ("Settlement Date"), the Hirer shall pay to the Owner the sum of (i) by way of additional rental, the Termination Value (ascertained in accordance with Clause 12.02) for such Equipment for the Settlement Date and (ii) all Rentals and other sums due or in arrears on the Settlement Date. Upon payment of all such amounts, the hiring of such Equipment shall be terminated. Any insurance proceeds received by the Owner in respect of such Equipment shall be applied in accordance with the last two sentences of Clause
       12.03 but with reference therein to Clauses 12.03 and 12.02 being construed as reference to Clause 5.05 and 6.01 respectively.

6.02 As and from the Acceptance Date, the Equipment shall be at the sole risk of the Hirer. The Hirer shall be liable promptly to reinstate or repair, at its own cost, any loss or damage to (not amounting to a Casualty) any of the Equipment from whatsoever cause. The Owner shall apply any insurance proceeds received in respect of such loss or damage in reimbursement to the Hirer of the cost of reinstatement or repairs on completion of the same PROVIDED THAT if any of the events referred to in Clause 12.01 shall have occurred such proceeds may be applied first towards payment of any sums then owning to the Hirer thereunder.

7.     SOFTWARE LICENCE

7.01 Software ("Software") furnished with the Equipment and as described in the Software Licence (Exhibit 1) remains the property of the Owner and is licensed to the Hirer for use under conditions described in the Software Licence (Exhibit 1). The Hirer undertakes that it shall, at all times, comply with the conditions of the said Software Licence.
       All documentation in respect of the Software, unless clearly identified to the contrary, shall remain the property of the Owner.

8.     USE AND MAINTENANCE

8.01 The Equipment and the Software shall be used by the Hirer solely in the conduct of its business, in compliance with all applicable laws and regulations, and in a skillful and proper manner in accordance with all operating instructions of the manufacturer and supplier thereof.

8.02 The Equipment shall at all times remain in the Hirer's physical possession and control and be kept (or, in the case of moveable equipment, ordinarily kept) at the Location (if any) specified in the Schedule (save for temporary removal for repairs and maintenance). In no event shall the Equipment be removed from the mainland of Great Britain. Upon request, the Hirer will promptly provide written confirmation of the current location of the Equipment.

8.03 The Hirer shall, at its own expense, maintain the equipment in good condition (fair wear and tear excepted) and in good and safe working order in accordance with all instructions and recommendations of the manufacturer and supplier. The Hirer shall also, at its own expense, make all alterations, additions or modifications required by applicable law or regulation, but shall not otherwise make alterations, additions or modifications. All replacement parts and additions shall become the property of the Owner and a part of the Equipment.

8.04 The Owner has the right to inspect the Equipment and related maintenance records throughout the term of this Agreement. All repairs, replacements, substitutions, parts and other accessories to the Equipment and/or Software will become the property of the Owner.

8.05 The Hirer shall keep in effect any permits, licenses or other authorisations which are from time to time necessary for the carrying out of its obligations under this Agreement.

8.06 The Hirer on executing the Schedule warrants to the Owner that it is making this Agreement in the course of its business.

8.07 The Hirer may request that the Equipment be upgraded. In such case the Parties may set a new Rental, and/or extend the term of the Agreement, as the case may be.

8.08 If during the term of this Agreement, applicable laws, rules or specifications are revised to set new standards that require the Owner to modify or replace the Equipment provided under this Agreement, the Owner may, upon notice to the Hirer, adjust the Rental to reflect those necessary modifications or replacements.

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9.     TITLE, OWNERSHIP AND PROTECTION OF THE OWNER'S INTEREST

9.01 Subject to Clause 13, the Equipment shall at all times remain the property of the Owner and the Hirer's sole rights in relation thereto shall (save to the extent the same are disturbed by any third party) be the use and possession thereof throughout the Hire Period subject to and in accordance with the terms of this Agreement.

9.02 The parties hereto agree that notwithstanding that the Equipment may at any time be or become affixed to any land or buildings, it shall remain the personal property of the Owner. The Hirer shall ensure that all persons having any interest at any time in any such land or buildings in which the Equipment may from time to time be located shall, prior to the installation of the Equipment, or if later upon acquisition of such interest, receive written notice of the Owner's ownership thereof and obtain such persons written waivers (in such forms as the Owner may reasonably require) of any rights which may have been acquired in the Equipment.

9.03 Unless title to the Equipment shall have passed to the Hirer pursuant to Clause 13, the Hirer shall, at its own expense, take all steps as may be necessary to safeguard the rights of the Owner in the Equipment and in particular shall; (i) if so requested by the Owner, affix and maintain nameplates on the Equipment indicating the Owner's ownership thereof and not remove or cover up the same or allow any nameplates or inaigmia dealing with the rights of any person to be placed on the Equipment; (ii) not sell, charge, assign, pledge, lend or otherwise dispute of the Equipment or any interest therein or in the insurance thereon or its rights under this Agreement not hold itself out as owner of the Equipment nor pledge the credit of the Owner for the repair of the Equipment or otherwise allow to arise any lien or encumbrance over the Equipment; (iii) keep the Equipment free of all claims by other persons (including by way of confiscation, seizure, execution, distress, diligence, impounding or forfeiture) and in the event of any such claim shall procure the immediate release therefrom of the same; and (iv) keep the Owner immediately informed of the happening of any event which might affect the rights of the Owner or involve the Owner in any proceedings, loss or liability.

10.    PAYMENT OF OUTGOINGS AND INDEMNITY

10.01 The Hirer agrees to pay and discharge forthwith, and indemnity fully the Owner and each member of the Owner's Group at all times against,
       (i) all taxes (other than corporation tax on the owner's profits), insurance premiums, rents, registration fees, license duties and other similar outgoing payable in connection with this Agreement or the Equipment or any premises in which the Equipment may from time to time be located and (ii) all claims, liabilities, losses, damages, costs and expenses (including legal fees) incurred or suffered directly or indirectly by the Owner or any member of the Owner's Group in connection with this Agreement or the Equipment or the design, manufacture, purchase, ownership, delivery, use, return, sale or other disposition of the Equipment.

11     RETURN OF EQUIPMENT AND END OF HIRE PERIOD

11.01 Without prejudice to Clause 11.03, following the expiration or termination of the hiring of any of the Equipment (and unless title to the Equipment shall have passed to the Hirer pursuant to Clause 13), the Hirer shall, upon request of the Owner promptly at the expense of the Hirer, (i) perform any testing and repairs required (at the Hirer's expense) to place such Equipment in good condition (fair wear & tear expected) and in good working order; (ii) if installation disassembly or crating is required, cause such Equipment to be disinstalled, disassembled and crated by an authorised representative of the manufacturer or such other service entity as is satisfactory to the Owner; (iii) return such Equipment to such location within the mainland of Great Britain as the Owner shall direct; (iv) store (but not use) and, in accordance with the terms of this Agreement, insure, maintain and keep safe such Equipment; and/or (v) dispose of such Equipment in such manner and to such persons as the Owner may require.

11.02 Without prejudice to Clause 11.03, if the Hirer shall fail to return any of the Equipment in accordance with a request pursuant to Clause 11.01, all the Hirer's obligations, including to pay Rental, under this Agreement shall (notwithstanding any expiration or termination of the hiring of such Equipment) continue until such Equipment is so returned. Nothing in this Clause 11.02 shall be construed as giving the Hirer the right to retain such Equipment beyond the date of such expiration or termination.

11.03 Upon the expiration of termination of the hiring of any of the Equipment (and unless title to such Equipment shall have passed to the Hirer pursuant to Clause 13) the Hirer shall no longer be in possesion of such Equipment with the consent of the Owner and the Owner shall be entitled to retake possesion of such Equipment for which purpose the Owner and its agents may alter any premisce where such Equipment is believed to be located and the Hirer shall indemnify the Owner and such agents against any claim made in respect of any damage caused to such premises by any such entry or by the removal of such Equipment.

12     DEFAULT

12.01 If; (i) the Hirer fails to pay any Rental or other sums due to the Owner under this Agreement within 10 days of its due date; (ii) the Hirer fails to perform and observe any of its obligations under Clause 5 (Insurance); (iii) the Hirer allows the Equipment to be used for any illegal purpose, or does or allows to be done any act or thing which might jeopordise or prejudice the value, or the Owner's ownership, of the Equipment or the Equipment shall for any reason become hazardous to health or safety; (iv) the Hirer breaches any of the other terms of this Agreement and fails to remedy such breach within 30 days after receipt of notice thereof; (v) any representation or warranty made by the Hirer in connection with this Agreement proves to have been incurred when made; (vi) the Hirer or any guarantor of the Hirer's obligations convenes any meeting of, or makes any arrangement or composition with its creditors; (vi) the Hirer or any such guarantor takes any steps, or has steps taken against it for its winding up or for the making of an administration order against it; (viii) the Hirer or any such guarantor has a receiver, administration or similar officer appointed over any of its business or assets; (ix) the Hirer or any such guarantor is unable, or admits its inability, to pay its debts as they fall due; (x) the Hirer or any guarantor ceases to carry on all or any substantial part of its business, disposes of all or a substantial part of its assets, or attempts to do any of the same;
       (xi) any distress, diligence, execution, administration or other legal process is levied or enforced upon any of the assets of the Hirer or upon the Equipment; or (xii) the Hirer is in default under any other agreement with any member of the Owner's Group: THEN the Owner shall be entitled (without prejudice to any other right or remedy) by written notice to the Hirer to terminate the hiring of all or any of the Equipment under this Agreement. Any such notice shall be deemed to terminate the hiring of all of the Equipment (under all of the Schedules) unless otherwise expressly provided in such notice.

12.02 Forthwith on the termination of the hiring of any Equipment pursuant to Clause 12.01 the Hirer shall (without prejudice to any other right or remedy or to the Hirer's obligations to pay any other sums which may be or become due before, on or after such termination) pay to the Owner the sum of (i) all Rentals and other sums due or in areas on the the date of such termination; and (ii) as compensation for the Owner's financial loss, by way of additional rental, an amount ("Termination Value") equal to the aggregate of all Rentals which (but for such Termination) would have become due in respect of the Equipment on or after the date of such Termination and during the balance of the Hire Period less a discount for early receipt of such Rentals at the rate of 5% per annum.

12.03 Provided that the Owner shall be in undisputed possession of the Equipment following a termination pursuant to Clause 12.01, the Owner shall endeavour to sell, lease or otherwise dispose of such Equipment upon such terms as the Owner shall in its absolute discretion determine. The Hirer shall pay upon demand to the Owner any costs incurred by the Owner in repossessing, holding, repairing, selling, leasing or otherwise disputing of such Equipment. The proceeds (if any) of such sale, lease or other disposition (net of VAT and any sales commissions) received by the Owner shall be applied in the following order of priority; (i) to the extent not previously paid by the Hirer, to reimburse the Owner for the costs identified in the second sentence of this clause 12.03; then (ii) to the extent not previously paid by the Hirer, to pay to the Owner the amounts required under Clause 12.02; then (iii) by way of rebate of Rentals, to pay to the Hirer an amount equal to the aggregate of any Rentals, and any Termination Value under Clause 12.02, previously paid by the Hirer to the Owner for and on account of such Equipment, and then (iv) any surplus to be retained by the Owner. Not withstanding such application, the Hirer shall remain liable for any shortfall in the amounts referred under (i) and (ii) above.

12.04 Upon the occurrence of any of the events specified in Clause 12.01 above, the Owner may de-activate remotely any items of Equipment forthwith upon giving notice to the Hirer. The right of the Owner to de-activate remotely shall be in addition to the Owner's rights to terminate the hiring of the Equipment and to repossess the Equipment, all of which rights shall constitute separate rights and are hereby expressly reserved.

13.    PURCHASE OPTION

13.01 The Hirer shall have the option to purchase the Equipment on the terms and conditions of the purchase option set out in the Schedule.

14.    DEDUCTIBILITY AND INDEMNITY PAYMENTS

14.01 Notwithstanding any other provision hereof, the Owner shall be entitled to withhold from any payment due to the Hirer under this Agreement, such amount as the Owner determines to protect the Owner against such payment not being deductible by the Owner for the purpose of computing its liability to corporation tax for any financial year of the Owner.

14.02 If at any time any payment received or receivable by the Owner under this Agreement by way of indemnity is taxable to the Owner then the amount of such payment shall be increased to an amount ("the grossed-up payment") which will restore the after-tax position of the Owner to that which it would have been had the payment by way of indemnity not been so taxable.

15.    GENERAL

15.01 The Hirer shall pay on demand, on a full indemnity basis, all costs and expenses (including legal fees) of the Owner in connection with the negotiation, completion or enforcement of this Agreement or any other documents entered into in connection therewith or in connection with any waiver, variation, consent or approval relating to any of the same or in connection with the tracing or recovery of possession of the Equipment.

15.02 This Agreement shall not be varied except by agreement in writing between the parties hereto. No waiver or consent by the Owner shall be effective unless in writing signed by or on behalf of the Owner. No failure or delay on the part of the Owner in exercising any right of power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law. The indemnities by the Hirer contained in this Agreement shall continue in full force and effect notwithstanding the termination of the Hiring of any Equipment through effluxion of time or otherwise or the disposal of the Equipment.

15.03 If any provision hereof is void or unenforceable in any jurisdiction, such voiding or unenforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

15.04 All notices or other communications under this Agreement shall be in writing and sent first class post or hand delivered to the addressee at its address set forth in each Schedule (or to such other address as that party may notify in writing to the other) and shall be deemed to have been received by the addressee 2 Working Days after posting if sent by first class post or on delivery if hand delivered. The contents of any demand, notice or certificate issued by the Owner as to the amount of any payment due from the Hirer hereunder shall (save for manifest error) be conclusive and binding on the Hirer.

15.05 Time of payment of sums due from the Hirer and of performance of all other obligations by the Hirer under this Agreement shall be of the essence. Notwithstanding any other provisions hereof, the Owner shall be entitled to set-off or withhold from any sum or sums expressed in this Agreement to be payable to the Hirer by the Owner any amount due and payable to the Owner from the Hirer on any account whatsoever. In the case of a failure of the Hirer to comply with any provision of this Agreement, the Owner shall have the right (but not the obligation) to effect such compliance and the Hirer shall reimburse the Owner upon demand for expenses related thereto.

15.06 Clause headings are for case of reference only and references to Clauses are, unless otherwise stated, references to Clauses of this Agreement. References to a statute or statutory provision shall include reference to any statutory modification or re-enactment of the same and "Working Day" means any day other than a Saturday or a Sunday on which banks generally are open for business in London.

15.07 This Agreement shall be governed by, and construed in accordance with English law.



AS WITNESS whereof the parties hereto have hereunder set their hands the day and year first above written.

SIGNED for and on behalf of the Owner:
IGE MEDICAL SERVICES LIMITED

BY:
      --------------------------------

TITLE:
      --------------------------------


SIGNED for and on behalf of the Hirer:
MOBILE P.E.T. LEASING LIMITED

BY:
      --------------------------------

TITLE:
      --------------------------------

                         MASTER HIRE PURCHASE AGREEMENT,

                                      DATED

                               16TH DECEMBER 1999


Owner's Address:                                 Hirer's Name and Address:
IGE MEDICAL SERVICES LIMITED                     MOBILE P.E.T. LEASING LIMITED
Coolidge House                                   154 Harley Street
352 Buckingham Avenue                            London
Slough                                           WIN 1HH
Berkshire SL1 4ER

(Attention: Fiona Rogers )                       (Attention: Paul Crowe)


THE PARTIES HERETO agree that the Owner shall hire and the Hirer shall take on hire the Equipment described herein on the terms hereinafter and in the above Master Hire Purchase Agreement ("the Agreement") contained.

Terms defined in the Agreement shall bear the same meanings in this Schedule. In the event of a conflict between the provisions of this Schedule and those of the Agreement, the provisions of this Schedule shall prevail with respect to the Equipment described herein.


1.       DEFINITIONS AND CERTAIN TERMS

         The Equipment: The equipment described in Annex A hereto.

         Location: 154 Harley Street, London, WIN 1HH

         Owner's Bank: Barclays Bank plc, Account Number: 30803502, Sort Code 20-00-00, quoting reference 8700661-001

         Commencement Date: On acceptance of the equipment or 21st February 2000 which ever is the earliest.

         Hire Period: 72 MONTHS

         Cost of the Equipment (from Annex A)            :      L 1,113,873.00
         VAT at 17.50% (add)                             :      L   194,927.78
         Total Cost                                      :      L 1,308,800.78
         Initial Payment (deduct)                        :      L   236,945.78
         Balance of Total Cost (A)                       :      L 1,071,855.00
         Total Estimated Finance Charges (B)             :      L   398,775.00
         Total Estimated Amount payable (exclusive
         of VAT and Option Price)                        :      L 1,512,648.00
         Option Price (excluding VAT)                    :      L        10.00

         Outstanding Balance of Total Cost: For any date the amount outstanding of the Balance of Total Cost after deducting therefrom all amounts referred to in Paragraph 3(b) below required to be paid prior to that date.

2.       INITIAL PAYMENT

         The Hirer shall on or before the date of this Schedule pay to the Owner the Initial Payment.

3.       RENTAL

         (a) The Balance of Total Cost and Finance Charges shall be paid by instalments ("Base Rental") in ADVANCE on a MONTHLY basis as and from the Commencement Date and thereafter throughout the Hire Period with the first such payment being due on acceptance.

         (b)      Each Base Rental payment shall be L21,009.00

         (c)      The term "Rental" shall include Base Rental


4.       PURCHASE OPTION

         Provided that none of the events referred to in Clause 12.01 of the Agreement has occurred and is subsisting, the Hirer may on giving not less than 90 days' prior written notice (which notice shall be irrevocable) purchase, on the last day of the Hire Period, all (but not part) of the Equipment by paying the Owner on that day the sum of (i) the Option Price set forth above, and (ii) all rentals and other amounts due or in arrears in respect of the Equipment. On receipt of such sum, title to such Equipment shall pass to the Hirer without further transfer or document on an "as is, where is" basis without any condition, representation, warranty or recourse of any kind whatsoever, express or implied. If any further act or document is required to pass such title, all costs, charges and expenses in connection therewith shall be borne by the Hirer.

AS WITNESS whereof the parties hereto have hereunto set their hands this _______ day of _________ 1999.

SIGNED for and on behalf of the Owner:
IGE MEDICAL SERVICES LIMITED

By: ___________________________________


Title: ________________________________



SIGNED for and on behalf of the Hirer:
MOBILE P.E.T. LEASING LIMITED

By: ___________________________________


Title: ________________________________

                                     ANNEX A

                                       TO

                              SCHEDULE 8700661-001

                                       TO

                         MASTER HIRE PURCHASE AGREEMENT,

                            DATED 16TH DECEMBER 1999


                            DESCRIPTION OF EQUIPMENT


Type and                            Number                    Serial/                   Acceptance
Model of                            of                        Identification            Date
Equipment                           Units                     Number


GE PET SCANNER                      ONE                       QUOTATION                 JANUARY 2000
                                                              NO. 027370A









Total Cost                                                         L1,113,873.00
                                                                   -------------
                                                                   -------------


Initialled: The Owner ________________    Initialled: The Hirer ________________

                                     ANNEX B

                                       TO

                              SCHEDULE NO. 8700661-001

                                       TO

                         MASTER HIRE PURCHASE AGREEMENT,

                                      DATED

                               16TH DECEMBER 1999

                            CERTIFICATE OF ACCEPTANCE



We hereby confirm and certify to you that:

         (i) on __________________, 2000 we duly received and accepted the Equipment and we acknowledge that it corresponds with the Equipment described in the Schedule;

         (ii) we duly examined and tested the Equipment and we are satisfied that the Equipment complete, in good working order and condition, of merchantable quality, fit for its purpose and in every way satisfactory and is safe for use;

         (iii) accordingly, for the purpose of the Agreement, the Equipment has been delivered to and accepted by us from you.




SIGNED for and on behalf of the Hirer:
MOBILE P.E.T. LEASING LIMITED


BY:______________________________________


TITLE:____________________________________

EXHIBIT 1 TO THE HIRE PURCHASE AGREEMENT

This Licence is granted by IGE ("Licensor") to Hirer ("Licensee") pursuant to a Master Hire Purchase Agreement dated 10th August 1999. Terms defined in the Master Hire Purchase Agreement have the same meaning when used herein.
--------------------------------------------------------------------------------
This Licence is incorporated by reference in the Master Hire Purchase Agreement (see Clause 7 thereof).

     a) Whereas Licensee is a provider of health care and/or medical imaging services which at the time of execution hereof, holds all such regulatory permits as are required by law to use the Equipment referred to below for the purpose of obtaining medical diagnostic images, and

     b) Where Licensor places at the disposal of Licensee, either at or prior to the time of execution of the Licence, [ ] (the Equipment), and

     c) Whereas either (i) the Equipment comes fitted with OPERATING SOFTWARE and BASIC MAINTENANCE SOFTWARE (together referred to as "LICENSED SOFTWARE") or (ii) the LICENSED SOFTWARE is delivered to Licensee subsequent to Acceptance of the Equipment, and

     d) Whereas Licensee desires to be granted a licence to use said software, subject to the following terms and conditions.

It is hereby agreed as follows;

1 - IDENTIFICATION OF LICENSED SOFTWARE

Each package of LICENSED SOFTWARE, which includes operating software and basic maintenance software will be affixed with a white label and/or the following markings:

Operating software      LOGICIEL D'UTILISATION
PROPERTY OF MANUFACTURER     PROPRIETE DU FABRICANT
BASIC MAINTENANCE SOFTWARE   LOGICIEL DE MAINTENANCE DE BASE
PROPERTY OF MANUFACTURER     PROPRIETE DU FABRICANT

2 - OWNERSHIP

Title to the LICENSED SOFTWARE (as well as to the ADVANCED PACKAGE described at paragraph 7 below) is not transferred to Licensee, but will remain with Licensor. The Licensor will at all times be entitled, as soon as Licensee ceases to hold any of the permits referred to in the first recital hereof, or as soon as Licensee has failed to abide by any of its commitments hereunder, to repossess all or any of the LICENSED SOFTWARE (and/or of the ADVANCED PACKAGE described at paragraph 7 below), and any corresponding archival copies.

3 - LICENCE

Licensor hereby grants Licensee personally a limited, non-assignable, non-exclusive Licence to use the LICENSED SOFTWARE, (consisting of the Operating Software and the Basic Maintenance Software) whereby Licensee will be granted the following rights exclusive of any others:

- 3.1 The right to load and run the OPERATING SOFTWARE on the Equipment, subject to the latter remaining on the Equipment site designated in the Specific Terms of the Hire Purchase Agreement hereto ("the Site") and being used solely for the purpose of obtaining medical diagnostic images;

- 3.2 The right to produce an archival copy of the OPERATING SOFTWARE, such right to be exercised solely through Licensee's own employees;

- 3.3 The right to load and run the BASIC MAINTENANCE SOFTWARE on the Equipment, subject to the latter remaining on the Site and being used solely for the purpose of maintaining the medical diagnostic equipment at the Site, such right to be exercised solely through Licensee's own employees;

- 3.4 The right to produce an archival copy of the BASIC MAINTENANCE SOFTWARE, such right to be exercised solely through Licensee's own employees;

- 3.5 Licensee is NOT granted any licence with regard to any software other than the LICENSED SOFTWARE (that is, the OPERATING SOFTWARE and the BASIC MAINTENANCE SOFTWARE). Specifically, Licensee is not granted any licence or rights with regard to Advanced Service Software which Licensor might bring to the Site to assist Licensor in servicing the Equipment.

4 - LIMITED LICENE - PROHIBITED ACTIVITIES

Except pursuant to the provision of article 3 above, Licensee will not perform any of the following operations and will see to it that no third party is in a position to perform any of the same:

- to duplicate, access, use in whole or in part, display, disassemble, decompile, assign to a third party, any or all of the information built into the OPERATING SOFTWARE or the BASIC MAINTENANCE SOFTWARE;

- to use an unauthorized copy of LICENSED SOFTWARE or to scrutinise or display all or part of the code or of the information that make up the said SOFTWARE.

5 - CONFIDENTIALITY

Licensee acknowledges the confidentiality of the LICENSED SOFTWARE and will take all such steps as will be necessary in order that access thereto be barred to any person other that its own employees or those of Licensor.

6 - MODIFICATION

Licensee will make no change to the LICENSED SOFTWARE unless it has obtained Licensor's written consent thereto.

7 - ADVANCED PACKAGE

(Licensor may store for its own use at Licensee's premises (hereafter the "Location"), either at the time of delivery of a piece of Equipment or during the life span thereof, a copy of the ADVANCED PACKAGE corresponding to that piece of Equipment (Said ADVANCED PACKAGE consists of ADVANCED MAINTENANCE SOFTWARE and ADVANCED MAINTENANCE MANUAL.)

Every package of ADVANCED MAINTENANCE SOFTWARE will be affixed with a yellow label and/or the following marking:

Advanced maintenance software LOGICIEL DE MAINTENANCE AVANCEE
PROPERTY OF MANUFACTURER   PROPRIETE DU FABRICANT

The ADVANCED MAINTENANCE MANUAL will bear the corresponding label. No licence is granted with regard to Advanced Package.)

8 - STORAGE OF MATERIALS NOT PURCHASED BY OR LICENSED TO LICENSEE

In connection with the installation and delivery of the Equipment, Licensor personnel sometimes use (i) documentation and tools not hired by Licensee, (ii) an Advanced Package not licensed to Licensee (described in paragraph 7) and
(iii) certain software, documentation and tools that may be provided to Licensor by one or more of its vendors, which also have not been licensed to Licensee. Some or all of such property might be in the Location from time to time, and some or all of which might be delivered to the Location with the Equipment. For convenience, Licensor personnel might store from time to time such property in the Site for varying periods. Licensee hereby consents to the presence of a locked Licensor cabinet or box for such storage; to the use of the Site for such storage without charge; and to Licensor's removal of any or all of such property at any time.

Licensee hereby agrees to use its best efforts to protect all of such property from damage or loss and its best efforts to protect all of such property from access or disclosure to or use by anyone other that Licensor personnel. The presence of such property in the Location shall not give Licensee any right or title to the same or any licence to use the same, but to the contrary, any access, disclosure or use of any of such property to or by Licensee, its employees or any person other than Licensor personnel is strictly prohibited, and Licensee agrees that it will use its best efforts to prevent any access, disclosure or use contrary to such prohibition.

9 - TERM

This Licence will come into force upon the Acceptance Date. It will remain in force for as long as Licensee holds the permits referred to in the first recital above, as it uses the Equipment on the Site, and as it fulfils its commitments hereunder. It will end upon termination of the hiring of Equipment under the Master Hire Purchase Agreement however arising.

Licensor may terminate this licence in the event of any breach by Licensee. Upon termination or expiry hereof, Licensee will return to Licensor, upon the latter's first demand, the LICENSED SOFTWARE and corresponding archival copies. Up until then, Licensee will continue to be bound by its commitments hereunder notwithstanding the expiry of the Licence.

10 - CONSEQUENCES OF LICENSEE'S FAILURE TO COMPLY

Should Licensee fail to fulfil any of its commitments hereunder, Licensor will be released from all and any of its commitments to Licensee. The foregoing provision will not prejudice any other claims which Licensor may have.

11 - COPYRIGHT

The Buyer acknowledges that the LICENSED SOFTWARE as well as the ADVANCED PACKAGE are protected under the copyright legislation of the countries where they have been developed, as well as under international copyright conventions.


                                      -11-